Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Addus HomeCare Corporation

Palatine, Illinois

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 28, 2013, relating to the consolidated financial statements and financial statement schedule of Addus HomeCare Corporation (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ BDO USA, LLP

Chicago, Illinois

August 7, 2013